Exhibit 10.11

Amendment to Executive Employment Agreement

This Amendment (the "Amendment") to that certain Executive Employment Agreement, dated as of February 16, 2001 (the "Jawerth Employment Agreement"), is made and entered into as of October ___, 2001, by and between High Speed Net Solutions, Inc., a Florida corporation (the "Company") and Bjorn Jawerth ("Dr. Jawerth").

Recitals:

A.          Pursuant to Section 4(a) of the Jawerth Employment Agreement, the Company is obligated to pay Dr. Jawerth $500,000 in cash in consideration for his becoming subject to certain non-compete covenants contained in Section 8 of such agreement, with such sum to be paid as follows: (i) $100,000, upon the closing of the Asset Purchase Agreement (which occurred on February 16, 2001), and (ii) $400,000, within three months after the closing, paid in monthly installments of no less than $100,000.

B.          In view of the Company's cash constraints, the Company has offered to issue to Dr. Jawerth options to purchase an aggregate of 500,000 shares of common stock, par value $.001 per share, of the Company as follows: (i) options to purchase 166,667 shares of common stock at an exercise price of $0.50 per share, and (ii) options to purchase 333,333 shares of common stock at an exercise price of $3.75 per share, and Dr. Jawerth has accepted such offer.

C.          The parties to the Jawerth Employment Agreement wish to memorialize the amendment of such agreement to reflect the arrangements described in Recital B.

Now, therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Jawerth Employment Agreement.

2.          Amendment of the Jawerth Employment Agreement. Section 4(a) of the Jawerth Employment Agreement shall be deleted in its entirety and replaced with the following:

          "(a)       In consideration for Jawerth's becoming subject to the non-compete covenants contained in Section 8 hereof, HSNS shall issue to Jawerth options to purchase an aggregate of 500,000 shares of common stock, par value $.001 per share, of the Company as follows: (i) options to purchase 166,667 shares of common stock at an exercise price of $0.50 per share, and (ii) options to purchase 333,333 shares of common stock at an exercise price of $3.75 per share, such options to be subject to the terms of option agreements to be entered by the parties hereto as soon as reasonably practicable."

3.          Ratification. Except as set forth herein, there are no other modifications or amendments to the Jawerth Employment Agreement and all of the terms, covenants and conditions of the Jawerth Employment Agreement, as hereby amended, are ratified and confirmed and shall remain in full force and effect.

4.          Miscellaneous.

            (a)          This Amendment shall inure to the benefit of the Company and its successors and assigns, and shall be binding upon the successors and assigns of each party hereto.

            (b)          This Amendment may be executed in counterparts which, taken together, shall constitute one and the same document.

            (c)          This Amendment supersedes all previous agreements, negotiations or communications between the parties hereto with respect to the subject matter hereof, and contains the complete and exclusive expression of the understandings between the parties. This Amendment cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by the parties hereto.

            (d)          This Amendment will be governed by, and will be construed in accordance with, the laws of the State of North Carolina, without regard to conflict or choice of law principles of the State of North Carolina which might otherwise cause the internal laws of any other jurisdiction to be applied.

            (e)          The above recitals are true and correct and are incorporated herein and made a part hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

High Speed Net Solutions, Inc. By: /s/ Gary E. Ban Name: Gary E. Ban Title: Chief Operating Officer	Bjorn Jawerth /s/ Bjorn Jawerth Bjorn Jawerth

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